Exhibit 99.1

NEWS RELEASE

Contacts:	J. Chris Boswell, SVP & CFO
Particle Drilling Technologies, Inc.
713-223-3031

Jack Lascar / Sheila Stuewe
DRG&E / 713-529-6600

PARTICLE DRILLING TECHNOLOGIES

ANNOUNCES UPDATE ON FIELD TRIAL AND FISCAL 2008 THIRD QUARTER RESULTS

Houston — August 7, 2008 — Particle Drilling Technologies, Inc. (NASDAQ: PDRT) (the “Company”) today announced its financial results for the quarter ended June 30, 2008.

“Earlier this week, we were contacted by our current customer and informed that they would like to shift the next field trial from the Deep Bossier area, which had previously been scheduled to commence in August 2008, to the Haynesville area in Northwest Louisiana.  Although we are excited about the opportunity to test the particle impact drilling (“PID”) system in the Haynesville area, the customer is drilling with a larger drill bit in this area and thus a new bit would have to be designed and manufactured to meet this application.  The reasons for this change have not been fully vetted given the short time frame between receiving this information and release of the Company’s quarterly results.” commented Jim B. Terry, President and CEO of Particle Drilling Technologies. “We have made a rig visit to this new area and are very pleased with the rig selections. We are currently in discussion with our customer about ways to expedite the next field trial, including requesting that the customer allow us to continue to conduct the next field trial in the Deep Bossier area as originally planned.  Should this discussion not get resolved soon, we are currently in active discussions with another potential customer about field trial opportunities in another location.”

“During the last several months, we have worked hard to prepare our system for the next field trial in the Deep Bossier.” added Mr. Terry. “While we are disappointed with the sudden and unexpected proposed change in area, we are at the mercy of our customer’s drilling schedule and location preferences as previously stated.  We believe that the fact that our customer is interested in running our technology in one of the more exciting drilling plays in the country is a positive, but given that we currently don’t have the correct bit for that application, we will need to defer that opportunity to the future.  In the meantime, we are actively working with our customer to revert back to the original drilling rig in the Bossier area which should be nearing the target formation in the next week or so.  At this point in time, that discussion is ongoing.”

Particle Drilling Technologies’ financial results reflect its status as a development stage company during the third quarter of fiscal 2008 generating no revenue. The Company has yet to generate cash flow from operations, and until revenues commence, the Company is highly dependent upon debt and equity funding.  The following is a summary of the quarterly results:

	Three Months Ended June 30,		Nine Months Ended June 30,
	2008	2007	2008	2007
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenues	$—	$—	$—	$—
Gross profit	—	—	—	—
Loss from operations	(2,539,614)	(2,470,639)	(8,138,869)	(8,955,949)
Net loss	(2,518,589)	(2,390,167)	(8,074,199)	(8,638,427)
Net loss per share - basic and diluted	$(0.07)	$(0.08)	$(0.25)	$(0.29)

The Company will hold a conference call at 11:00 a.m., Eastern Time, on Friday August 8, 2008, to discuss its quarterly results and to provide a further operational update. To participate in the call, dial 303-262-2055 and ask for the Particle Drilling call at least 10 minutes prior to the start time, or access it live over the Internet by logging onto the web at www.particledrilling.com, on the “Investor Relations” section of the Company’s website. To listen to the live call on the web, please visit the web site at least fifteen minutes prior to the call to register, download and install any necessary audio software.

If you cannot listen to the live webcast, an archive will be available shortly after the call for a period of 90 days on the “Investor Relations” section of the Company’s website. A telephonic replay of the conference call will be available through August 22, 2008 and may be accessed by calling 303-590-3000 and using the pass code 11117708.

Particle Drilling Technologies, Inc., headquartered in Houston, Texas, is a development-stage oilfield service and technology company owning several patents and pending patents related to its Particle Impact Drilling technology. The Company’s technology is designed to enhance the rate-of-penetration function in the drilling process, particularly in hard rock drilling environments.

Certain statements in this press release that are not historical but are forward-looking are subject to known and unknown risks and uncertainties, which may cause PDTI’s actual results in future periods to be materially different from any future performance that may be suggested in this press release. Such risks and uncertainties may include, but are not limited to, PDTI’s ability to raise capital, if necessary, and its ability to obtain financing on acceptable terms, if at all, a worldwide downturn in the energy services sector, working capital constraints and other risks described in PDTI’s filings with the SEC. Further, PDTI is a development stage company that operates in an industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond PDTI’s control such as announcements by competitors and service providers.

— tables to follow —

PARTICLE DRILLING TECHNOLOGIES, INC.

(a development stage enterprise)

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Nine Months Ended June 30,
	2008	2007	2008	2007
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenues	$—	$—	$—	$—

Operating expenses:
Research and development	1,373,262	1,289,785	4,700,274	4,994,944
General and administrative	1,281,100	1,180,854	4,195,064	3,961,005
Impairment of asset	—	—	—	—
Gain on sale of assets	(114,748)	—	(756,469)	—

Total operating expenses	2,539,614	2,470,639	8,138,869	8,955,949

Loss from operations	(2,539,614)	(2,470,639)	(8,138,869)	(8,955,949)

Other income (expenses)
Interest income	21,933	81,034	69,440	322,766
Interest expense	(908)	(562)	(4,770)	(5,244)

Total other income (expenses)	21,025	80,472	64,670	317,522

Net loss	$(2,518,589)	$(2,390,167)	$(8,074,199)	$(8,638,427)

Net loss per common share,
basic and diluted	$(0.07)	$(0.08)	$(0.25)	$(0.29)

Weighted average number of common shares outstanding,
basic and diluted	33,859,053	30,669,301	31,792,851	29,934,127

PARTICLE DRILLING TECHNOLOGIES, INC.

(a development stage enterprise)

CONSOLIDATED BALANCE SHEETS

	June 30,	September 30,
	2008	2007
	(Unaudited)	Audited

ASSETS

Current assets:
Cash and cash equivalents	$4,562,386	$4,461,929
Assets held for sale	—	900,000
Prepaid expenses	101,627	233,174

Total current assets	4,664,013	5,595,103

Property, plant & equipment, net	1,313,850	867,168

Intangibles, net	1,437,482	1,312,246

Other assets	41,144	52,562

Total assets	$7,456,489	$7,827,079

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$874,816	$1,028,999
Short-term notes payable	—	88,258
Current portion of long-term debt	13,205	13,511
Accrued liabilities	854,251	134,988

Total current liabilities	1,742,272	1,265,756

Long-term debt	14,478	24,537
Deferred Rent	127,033	45,539

Stockholders’ equity:
Common stock, $.001 par value, 100,000,000 shares authorized, 38,767,018 shares issued and 35,763,932 shares outstanding at June 30, 2008, and 34,632,987 shares issued and 31,629,901 shares outstanding at September 30, 2007	38,768	34,634
Additional paid-in capital	45,662,012	38,510,488
Treasury stock at cost, 3,003,086 shares	(1,511,817)	(1,511,817)
Deficit accumulated during the development stage	(38,616,257)	(30,542,058)

Total stockholders’ equity	5,572,706	6,491,247

Total liabilities and stockholders’ equity	$7,456,489	$7,827,079

PARTICLE DRILLING TECHNOLOGIES, INC.

(a development stage enterprise)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended June 30,
	2008	2007
	(Unaudited)	(Unaudited)

Cash flows from operating activities:
Net loss	$(8,074,199)	$(6,248,260)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on sale of assets	(756,469)	—
Depreciation and amortization expense	433,364	362,503
Stock-based employee compensation	2,045,947	1,251,144
Changes in operating assets and liabilities:
Decrease in note receivable	—	385,839
Decrease in prepaid expenses	131,547	68,821
Increase (Decrease) in accounts payable	(154,183)	625,720
Increase in accrued liabilities	719,263	22,802
Decrease in other assets	11,418	—
Increase in other liabilities	81,494	—

Net cash used in operating activities	(5,561,818)	(3,531,431)

Cash flows from investing activities:
Payments to purchase property and equipment	(37,332)	(1,225,524)
Proceeds from sale of property and equipment	851,617	—
Payments to purchase intangibles	(163,099)	(63,076)

Net cash provided by (used in) investing activities	651,186	(1,288,600)

Cash flows from financing activities:
Proceeds from issuance of common stock	5,109,712	10,716,951
Repayments of notes payable	(98,623)	(163,594)

Net cash provided by (used in) financing activities	5,011,089	10,553,357

Net increase (decrease) in cash and cash equivalents	100,457	5,733,326

Cash and cash equivalents - beginning of period	4,461,929	2,291,586

Cash and cash equivalents - end of period	$4,562,386	$8,024,912